William Blair & Company - Growth Conference June 23, 2004

Dick's Sporting Goods, Inc. Safe Harbor Statement; Regulation G Reconciliations Available On Our Website Our presentation includes, and our response to various questions may include, forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) about the Company's revenues and earnings and about our future plans and objectives. Any such statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company's plans and operations to differ materially from such forward looking statements. These risks and uncertainties are discussed in the Company's filing with the S.E.C on Form 10-K filed April 8, 2004, as well as ones associated with combining businesses and achieving expected savings and synergies. Dick's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. Our S.E.C. filings, these slides as well as reconciliation requirements pursuant to Regulation G can be found on the investors relations page on our website at dickssportinggoods.com.

Pre-Commencement Legend The tender offer described herein has not yet commenced, and these slides are neither an offer to purchase nor a solicitation of an offer to sell shares of Galyan's. At the time the tender offer is commenced, Dick's will file a tender offer statement with the U.S. Securities and Exchange Commission. Galyan's shareholders are strongly advised to read the relevant tender offer documents (including an Offer to Purchase, a Letter of Transmittal, the Solicitation/Recommendation Statement of Galyan's and other documents) that will be filed with the SEC, because they will contain important information that Galyan's shareholders should consider before tendering their shares. These documents will be available free of charge on the SEC's web site, www.sec.gov.

Our Mission "Redefining sports and fitness specialty retailing for all athletes and outdoor enthusiasts through quality brands, information, technology and superior service."

Authentic sporting goods retailer Financial discipline core to everything we do Demonstrated financial performance Key Points

What Makes us Different?

We Are an Authentic Sporting Goods Retailer We offer authentic high-quality merchandise intended to enhance our customer's enjoyment and performance of athletic pursuits Not based on latest fashion trend or style Less volatile results Distinguishes us from mass merchandisers Positioned to benefit from new product offerings with enhanced technological features

Merchandising Driven Company Supported by Culture of Financial Discipline Dick's Sporting Goods Retailers Mean 3.69 2.59 2003 Return on Invested Capital (2) 2003 Inventory Turnover (1) Dick's Sporting Goods Retailers Mean 11.8 10.4 (1) Cost of Goods Sold/Average Inventories (2) (Net Income + After-tax Interest and Rent) / (Total Average Capital including capitalized leases) (3) Mean includes Big 5, Galyan's, Hibbett, and Sports Authority (3) (3)

....Leading to Strong Return on Capital (Net Income + After-tax Interest and Rent)/(Total Average Capital including capitalized leases) Bed, Bath & Beyond Lowe's Best Buy Dick's Staples Michaels Stores Barnes & Noble 0.152 0.142 0.134 0.118 0.111 0.11 0.088 Return on Invested Capital 2003 (1)

We Are a Performance-Oriented Company

Demonstrated Ability to Consistently Deliver Profitable Growth 1997 1998 1999 2000 2001 2002 2003 1.3 7.3 14.7 15.9 23.5 38.264 52.8 Leading Net Income from Continuing Operations ($mm) Consistent Store Growth 1997 1998 1999 2000 2001 2002 2003 61 70 83 105 125 141 163 Solid Sales Growth Trajectory ($mm) 1997 1998 1999 2000 2001 2002 2003 535 629 728 893 1075 1273 1471 6-Year CAGR 85.4% 6-Year CAGR 17.8% 6-Year CAGR 18.4%

Our Gross Profit Margin Continues to Improve 1997 1998 1999 2000 2001 2002 2003 0.211 0.221 0.225 0.234 0.245 0.265 0.277

We Continue to Grow Our Exclusive Brand Offerings 1999 2000 2001 2002 2003 Sales 9.768 23.028 28.207 73.333 154 % of total 0.013 0.026 0.026 0.058 0.105 Sales in Millions % of Total Sales YOY: - 135.7% 22.5% 160.0% 110.0%

Cash Flow Generated by Earnings Exceeds Capital Expenditures $ in Millions EBITDA CAPEX 1997 15.133 6.26 1998 25.194 8.271 1999 36.668 5.758 2000 42.996 22.506 2001 57.442 21.965 2002 81.057 22.584 2003 107.416 39.6 Note: Cap-ex is net of sale leaseback transactions

Dick's TSA Gart Galyan's Hibbett Big 5 7.3 -9.1 0.2 -1 6.8 -0.5 14.7 -13 1.8 2.4 8.7 0.2 15.9 5.7 9.6 4 10.8 4.7 23.5 9.7 15.8 11.4 11.6 7.7 38.3 14.1 23.2 18.7 14.4 24.6 52.8 n/a 41.2 6.2 20.3 28.3 Taken Together, These Factors Have Provided Consistent Profitable Growth 1998 - 2003 Income from Continuing Operations (1,2) TSA & Gart combined TSA, Gart, Galyan's, Hibbett, Big 5 income from continuing operations adjusted for non-recurring items and discontinued operations Gart's 2001 income from continuing operations is pro forma for the purchase of Oshman's in June 2001

2003 vs. 2002 Financial Performance GAAP, Dollars in Millions (except per share amounts) Fiscal Year 2003 2002 % Change Net Sales $1,470.8 $1,272.6 15.6% Gross Profit $407.7 $337.4 20.8% Gross Margin 27.7% 26.5% - EBITDA $107.4 $81.1 32.4% Net Income $52.8 $38.3 37.9% Net Income Margin 3.6% 3.0% - Diluted Earnings per Share - GAAP $1.05 $0.93 12.9% Diluted Earnings per Share Proforma $1.05 $0.86 22.1% Comp Store Sales 2.1% 5.1% Operating Income $86.3 $69.1 24.9% Operating Income Margin 5.9% 5.4% - - -

1Q 2004 vs. 1Q 2003 Financial Performance GAAP, Dollars in Millions (except per share amounts) 1Q 2004 2003 % Change Net Sales $364.2 $304.7 19.5% Gross Profit $102.7 $82.8 24.0% Gross Margin 28.2% 27.2% - EBITDA $23.1 $14.9 55% Net Income $10.9 $6.7 62.7% Net Income Margin 3.0% 2.2% - Diluted Earnings per Share $0.21 $0.14 50% Comp Store Sales 4.6% -0.9% Operating Income $17.8 $11.6 53. 4% Operating Income Margin 4.9% 3.8% - -

Galyan's Acquisition 35

Transaction Overview Acquiring Galyan's stock at $16.75 per share Equity value approximately $305 million Enterprise value approximately $362 million including approximately $57 million in net debt Galyan's operates 47 stores and generated $719 million of sales over the last twelve months ended April 2004 Based upon the current respective opening plans, we expect that the combined company would operate 239 stores in 33 states at the end of fiscal 2004

Transaction Overview (continued) We expect the re-branding and re-assortment of Galyan's stores to be complete in the first half of 2005 At the enterprise value of $362 million, it represents a valuation of: 10.6 times LTM EBITDA of $34.2 million 6.7 times LTM EBITDA including an estimated $20 million of savings and synergies Funding acquisition with cash on hand and borrowings under a $350 million credit facility expected to be in place before closing. If required, a bridge loan commitment is in place Expect to close by October 2004

Transaction Overview - Accretion Based upon estimated savings and synergies, transaction is accretive beginning in 2004 and continuing thereafter (note: this estimate excludes one time charges associated with the transaction and integration costs) At a purchase price of $16.75, we anticipate the transaction to be slightly accretive in 2004 causing an increase in EPS guidance to $1.28 - $1.30 per share Expect earnings per share of $1.70 - $1.75 in 2005, an increase of more than 30% over the increased 2004 guidance. This assumes the conversation of the 51 Galyan's stores and at least 15 new Dick's stores. All earnings guidance excludes merger integration costs

Combined Company Pro-Forma Overview

Complementary Geographic Footprint Dick's and Galyan's - Estimated at Year-End 2004 188 Dick's Stores in 28 States 51 Galyan's Stores in 22 States

Complementary Geographic Footprint Combined Company Locations - Estimated at Year-End 2004 Combined company will operate 239 stores in 33 states

Industry Size Market Share of Top 10 Companies Discount Stores 248 0 0 0.85 Consumer Electronics 90 0 0 0.45 Home Improvement 178 0 0 0.4 Office Supply 140 0 0 0.2 Sporting Goods 45 0 0 0.11 We Operate in a Highly Fragmented Sector Market Share of Top 5 Companies in Specialty Sectors >85% >40% >20% >11% >45%

Sales distribution calculated using 2002 SGB Retail Top 100 and industry total sales of $45.8 billion (apparel, footwear, equipment). Sporting Goods Sales by Channel1

Top Sporting Goods Retailers 2003 Sales 2002 Sales per SGB Retail Top 100 Combined 2003 sales for Dick's and Galyan's Last four quarters reported through 12/31/03 Company press release 1/19/04 Estimated Note: does not include sporting goods sales at Target due to information not available Dick's and Galyan's Combined

Strategic Rationale

Strategic Rationale Real Estate Play Our two-level stores are producing economic returns equivalent to our single level stores; transaction optimizes the two-level store potential through the acquisition of 47 stores Broader coverage within existing footprint Creates new in-fill opportunities Enables us to more economically penetrate key markets such as Chicago, Atlanta, Minneapolis, Dallas, and Denver, capitalizing on Galyan's premium quality real estate Infrastructure for Continued Growth Logistics capabilities strengthened, with the addition of a second full- service distribution center in Indianapolis to serve the western portion of the chain Provides a pool of talented people adding to a strong team Skilled associates in store operations, distribution, and corporate support areas are a critical requirement for maintaining our distinctiveness in an increasingly dynamic environment

Strategic Rationale (continued) Increases Earnings Margin improvement of combined companies driven by what has worked for Dick's to date: Better procurement costs due to volume; Fewer markdowns due to improving inventory control; note Galyan's 20% decrease in inventory per square foot as initiatives gain traction; Increased private label at higher margins assisted by lower costs due to volume. Increased leverage of advertising expenditures General and administrative expense savings and leverage

Conversion Strategy Galyan's stores will be converted to Dick's Sporting Goods stores during the first half of 2005 The conversion effort throughout the company will include associates from both Dick's and Galyan's Galyan's stores will undergo a shift in merchandise assortment to align with Dick's stronger focus on sporting goods We will continue to operate Galyan's distribution center, and our distribution network will be optimized based on the locations of the two distribution centers in Pittsburgh and Indianapolis We expect that a number of Galyan's associates will join us in Pittsburgh

Cash transaction that is slightly accretive in 2004, and helps drive a +30% increase in 2005 EPS (note: these estimates exclude one time charges associated with the transaction and integration costs) Funded by cash and credit facility, resulting in no dilution Real estate play that provides economical entry into several key markets which also provide in-fill opportunities More quickly optimizes the potential of the 2 level store, as these stores have generated a return equivalent to the single level stores Addition of people and infrastructure is supportive of plans for continued growth The combination of our merchandising philosophy, emphasis on execution and financial discipline that has produced industry-leading financial performance, with the people, premium real estate and logistics infrastructure of Galyan's creates a compelling rationale for this transaction Galyan's Acquisition

Long Term Goals New square footage growth ~15% per year Expand operating income margins by 30 bps annually Sustain long-term earnings per share growth of approximately 20% Expand our Best-in-Class lead in the category

Summary Demonstrated ability to consistently deliver profitable growth Unique concept with compelling new store economics Authentic sporting goods retailer Visible growth opportunities